                                                                    Exhibit 23.1
                                                                    ------------

                        Consent of Independent Auditors


We consent to the incorporation by the reference in the Registration Statement (Form S-8) pertaining to the OnDisplay, Inc. 1996 Stock Plan, the OnDisplay, Inc. 1999 Employee Stock Purchase Plan, the Oberon Software Incorporated 1990 Stock Option Plan and the Oberon Software Incorporated 1998 Stock Incentive Plan of our report dated January 24, 2000, with respect to the consolidated financial statements of Vignette Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



Austin, Texas                           /s/ Ernst & Young LLP
July 12, 2000